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                                                               Exhibit 99(a)(16)


                                AMENDMENT NO. 1


     Amendment No. 1, dated as of June 20, 1997 (the "Amendment"), to the Agreement and Plan of Merger, dated as of June 9, 1997 (the "Merger Agreement"), among CTS Corporation, an Indiana corporation ("Parent"), CTS First Acquisition Corp., a New York corporation and a wholly owned subsidiary of Parent ("Sub"), and Dynamics Corporation of America, a New York corporation (the "Company").

     1. Section 5.01(b)(i)(C) of the Merger Agreement is hereby amended to read in its entirety as follow:

     (C) in connection with rights that are authorized by action of a majority of the Unaffiliated Directors which, by the terms thereof, become exercisable only after the Effective Time or, if earlier, the termination of this Agreement ("Rights").

     2. A new Section 5.01(f) shall be added to the Merger Agreement which shall read as follows:

     As used herein, "Parent's 1997 Annual Meeting" shall mean Parent's 1997 annual meeting of shareholders.

     3. Except as explicitly set forth herein, the Merger Agreement shall remain in full force and effect.


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     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this
Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                   CTS CORPORATION

                                   By: /s/ Joseph P. Walker
                                       ------------------------------------
                                       Name:  Joseph P. Walker
                                       Title: Chairman, President and Chief
                                       Executive Officer

                                   CTS FIRST ACQUISITION CORP.

                                   By: /s/ Joseph P. Walker
                                       ------------------------------------
                                       Name:  Joseph P. Walker
                                       Title: President

                                   DYNAMICS CORPORATION OF
                                     AMERICA

                                   By: /s/ Andrew Lozniak
                                       ------------------------------------
                                       Name:  Andrew Lozniak
                                       Title: Chairman and President


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